UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 29, 2022 (November 16, 2022)

Vivos Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39796	81-3224056
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

7921 Southpark Plaza, Suite 210

Littleton, Colorado 80120

(Address of principal executive offices) (Zip Code)

(866) 908-4867

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	VVOS	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01 Notice of a Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On November 16, 2022, Vivos Therapeutics, Inc. (the “Company”) received a staff deficiency notice from The Nasdaq Stock Market (“Nasdaq”) indicating that, because Nasdaq has not yet received the Company’s Form 10-Q for the quarter ended September 30, 2022, the Company no longer complies with the Nasdaq Listing Rules for continued listing under Rule 5250(c)(1) (the “Periodic Filing Requirement”).

Nasdaq’s notice has no immediate effect on the listing of the Company’s common stock on the Nasdaq Capital Market.

As reported in a press release dated August 26, 2022, the Company previously received a deficiency notice from Nasdaq for failing to file its Form 10-Q for the quarter ended June 30, 2022. The Company’s failure to file its Form 10-Q for the quarter ended September 30, 2022 is considered an additional delinquency under the Nasdaq Listing Rules. As a result of this additional delinquency, the Company expects to submit to Nasdaq an updated plan to regain compliance with the Periodic Filing Requirement which would allow the Company to regain compliance by February 20, 2023. Nasdaq in its discretion may (i) grant the Company until such date to regain compliance, (ii) approve an earlier date or (iii) not agree to the Company’s compliance plan.

The Company was unable to file its Form 10-Q for the quarters ended June 30, 2022, and September 30, 2022 within the prescribed time period without unreasonable effort or expense due to the Company’s review of certain technical matters pertaining to the Company’s revenue recognition policies related to ASC Topic 606. As reported by the Company in its press release dated November 22, 2022, the Company has resolved any open matters on this topic, and accordingly restated its Form 10-Q for the period ended March 31, 2022 on November 25, 2022. The Company plans to file its second and third quarter Form 10-Q reports for 2022 in the coming weeks, which filings would resolve any delinquent filing concerns by Nasdaq; however assurance can be given that the Company will be able to regain compliance with the Periodic Filing Requirement.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description

99.1	Press release, dated November 28, 2022 as issued by Vivos Therapeutics, Inc.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIVOS THERAPEUTICS, INC.

Dated: November 29, 2022	By:	/s/ Bradford Amman
	Name:	Bradford Amman
	Title:	Chief Financial Officer